Exhibit 10.9

Execution Version

SECURITY AGREEMENT
(PACIFIC ETHANOL WEST, LLC)
(PE OP CO.)

This Security Agreement, dated as of March 20, 2020 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among Pacific Ethanol West, LLC, a Delaware limited liability company (“PE West”), PE Op Co., a Delaware corporation (“PE Op Co.”; together with PE West, each, a “Grantor” and collectively, jointly and severally, the “Grantors”), and Cortland Products Corp., as collateral agent for the benefit of the Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Agent”; together with the Noteholders, the “Secured Parties”).

RECITALS:

WHEREAS, Pacific Ethanol, Inc., a Delaware corporation (the “Company”) issued certain secured promissory notes in the aggregate original principal amount of $55,000,000 on December 15, 2016 (the “Initial Notes”) pursuant to a Note Purchase Agreement dated as of December 12, 2016 by and among the Company and the Investors identified therein (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Initial Purchase Agreement”);

WHEREAS, the Company and certain Investors identified therein are parties to a Note Purchase Agreement dated as of June 26, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Additional Purchase Agreement”), pursuant to which the Company issued $13,948,078 in aggregate original principal amount of senior secured notes due December 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Additional Notes”).

WHEREAS, the Noteholders are holders of the Initial Notes, the Additional Notes and certain other secured promissory notes issued by the Company on December 16, 2019 (the “Existing Notes”);

WHEREAS, pursuant to that certain Senior Secured Note Amendment Agreement dated as of December 22, 2019 between the Noteholders defined therein and the Company (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Amendment Agreement”), the Existing Notes were amended and restated in their entirety (the “Amended Notes,” and together with the Amendment Agreement and the Transaction Documents, the “Notes Amendment Documents”);

WHEREAS, Cortland Products Corp. has been appointed by the Noteholders to act as collateral agent under the Notes Amendment Documents (and as successor to Cortland Capital Market Services LLC in such capacity) pursuant to that certain Security Agreement, dated as of December 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety), among the Company, the Agent and the other Secured Parties; and

WHEREAS, to secure the obligations of the Company under the Notes Amendment Documents, pursuant to the Notes Amendment Documents, the Grantors are required to enter into this Agreement;

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to the Grantors and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the timely payment and performance of the Secured Obligations (as hereinafter defined), the parties hereto agree as follows:

1. Definitions.

(a) Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Amendment Agreement or the Initial Noteholder Security Agreement, as applicable. As used herein, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior Lien to which such Collateral is subject (subject only to Permitted Liens).

“Initial Noteholder Security Agreement” means that certain Security Agreement, dated as of December 15, 2016, by and among the Company, the Noteholders party thereto, and the Agent, as amended by that certain First Amendment to Security Agreement, dated June 30, 2017, by and among the Company, the Noteholders party thereto, and the Agent, that certain Second Amendment to Security Agreement, dated December 22, 2019, by and among the Company, the Noteholders party thereto, and the Agent, and that certain Third Amendment to Security Agreement, dated as of the date hereof, by and among the Company, the Noteholders party thereto, and the Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Noteholders” means (x) each Person that is (i) a signatory to the Amendment Agreement and identified as a “Noteholder” on Exhibit A to the Amendment Agreement, (ii) a holder of any of the Notes (as defined in the Amendment Agreement), and (iii) a “Secured Party” party to the Initial Noteholder Security Agreement and (y) any other Person that becomes (i) a holder of any of the Notes pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under the Initial Noteholder Security Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party to such agreement pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents (as defined in the Initial Security Agreement).

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

(b) Deposit Accounts. All of each Grantor’s deposit accounts are listed on Schedule 2 attached hereto and made a part hereof. Each of the deposit accounts listed on Schedule 2 shall be deemed to be a “deposit account” referenced in the definition of “Collateral” contained in Section 2 of this Agreement and shall be subject in all respects to the security interest granted by each Grantor to the Agent on behalf of each Secured Party pursuant to this Agreement. Upon establishing a deposit account that is not listed on Schedule 2 (to the extent that establishing such deposit account is otherwise permitted hereunder and under any other Notes Amendment Document), the applicable Grantor shall promptly give notice to the Agent that such deposit account has been established and shall immediately execute or otherwise authenticate, along with the other Grantors party hereto, a supplement to Schedule 2 that includes such deposit account and take all action necessary to give the Agent on behalf of each Secured Party “control” (as such term is defined in the UCC) over such deposit account, including causing the applicable bank or financial institution to enter into a control agreement (in form and substance acceptable to the Agent) with the Agent for such deposit account.

2. Grant of Security Interest. Each Grantor hereby grants to the Agent, on behalf of each Secured Party a continuing security interest in all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

(a) all accounts (including health-care-insurance receivables), goods (including inventory and equipment), goods (including inventory and equipment) currently or hereafter held on consignment, documents (including, if applicable, electronic documents), fixtures, instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by each applicable Grantor to Agent pursuant to Section 4(e), general intangibles (including all payment intangibles), money, deposit accounts (including each of the deposit accounts listed on Schedule 2 attached hereto), and any other contract rights or rights to the payment of money; and

(b) all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to each Grantor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the payment and performance of (a) all indebtedness and obligations of the Company and the Grantors under the Notes Amendment Documents; and (b) and all indebtedness and obligations of the Company and the Grantors owed to the Secured Parties now or hereafter existing under this Agreement (collectively, “Secured Obligations”).

4. Perfection of Security Interest and Further Assurances.

(a) Each Grantor shall, from time to time, as may be required by Agent with respect to all Collateral, promptly take all actions as may be reasonably requested by Agent to perfect the Lien of Agent in the Collateral, including, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, each Grantor shall promptly take all actions as may be reasonably requested from time to time by Agent so that control of such Collateral is obtained and at all times held by the Agent on behalf of each Secured Party. All of the foregoing shall be at the Grantors’ sole cost and expense.

(b) Each Grantor hereby irrevocably authorizes Agent or its designees at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien granted by each Grantor hereunder, without each Grantor’s signature where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by each Grantor, or words of similar effect. Each Grantor agrees to provide all information required by Agent pursuant to this Section promptly to Agent upon request.

(c) Each Grantor hereby further authorizes Agent or its designees to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien granted by each Grantor hereunder, without each such Grantor’s signature where permitted by law.

(d) If any Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, any such Grantor shall promptly indorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.

(e) If any Grantor shall at any time hold or acquire a commercial tort claim, such Grantor shall (a) promptly notify Agent in a writing signed by such Grantor of the particulars thereof and grant to Agent on behalf of the Secured Parties in such writing a Lien therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent and (b) deliver to Agent an updated Schedule 1.

(f) If any Collateral is at any time in the possession of a bailee, any such Grantor shall promptly notify Agent thereof and, at Agent’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Agent, that the bailee holds such Collateral for the benefit of the Secured Parties and the bailee agrees to comply, without such Grantor’s further consent, at any time with instructions of Agent as to such Collateral.

(g) If any Grantor is at any time a beneficiary under a letter of credit, such Grantor will promptly notify Agent and, at Agent’s request, such Grantor will, pursuant to an agreement in form and substance reasonably acceptable to Agent, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Agent of the proceeds of the letter of credit or (b) arrange for Agent to become the transferee beneficiary of the letter of credit.

(h) Each Grantor agrees that at any time and from time to time, at the Grantors’ expense, each Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any Lien granted hereby or to enable Agent to exercise and enforce its and the other Secured Parties’ rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) (i) Each Grantor’s exact legal name is that indicated on the signature page hereof and (ii) each Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the preamble hereof.

(b) The Collateral consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. Each Grantor holds no commercial tort claims except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in section 9-102(a)(34) of the UCC. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. Each Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(c) At the time the Collateral becomes subject to the Lien created by this Agreement, each Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any Lien, claim, option or right of others except for the Lien created by this Agreement and other Permitted Liens.

(d) The grant of security interest in the Collateral pursuant to this Agreement creates a valid and perfected First Priority Lien in the Collateral, securing the payment and performance when due of the Secured Obligations.

(e) Each Grantor has full power, authority and legal right to grant a security interest in the Collateral pursuant to this Agreement.

(f) This Agreement has been duly authorized, executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of each Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the issuance of the Amended Notes and the grant of the security interest by each Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by each Grantor or the performance by each Grantor of its obligations thereunder, other than filings to perfect the security interest.

(h) The execution and delivery of this Agreement by each Grantor and the performance by each Grantor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to each Grantor or any of its property, or the organizational or governing documents of each Grantor or any agreement or instrument to which each Grantor is party or by which it or its property is bound.

(i) Each Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable) to have been obtained by Agent over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than Agent has control or possession of all or any part of the Collateral.

6. Accounts Receivable.

(a) Agent may at any time and from time to time send or require each or any Grantor to send requests for verification of Accounts or notices of assignment to account debtors and other obligors. Agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b) Agent may establish a collateral account for the deposit of checks, drafts and cash payments made by each or any Grantor’s account debtors. If a collateral account is so established, each such Grantor shall promptly deliver to Agent, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Agent in the form received (except for such Grantor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by such Grantor shall be held in trust by such Grantor for and as the property of Agent on behalf of the Secured Parties and shall not be commingled with any funds or property of such Grantor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Secured Obligation. Unless otherwise agreed in writing, such Grantor shall have no right to withdraw amounts on deposit in any collateral account.

(c) Agent may, by notice to each Grantor, require each Grantor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of Agent. Each Grantor hereby authorizes and directs Agent to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

(d) Agent may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, general intangible, Account, or other right to payment has been assigned or transferred to Agent for security and shall be paid directly to Agent. At any time after Secured Party or each or any Grantor gives such notice to an account debtor or other obligor, Agent, on behalf of the Secured Parties, may (but need not), in its own name or in such Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

7. Voting and Distributions.

(a) The Secured Parties agree that unless an Event of Default shall have occurred and be continuing, each Grantor may, to the extent such Grantor has such right as a holder of the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in Agent’s reasonable judgment, any such vote, consent, ratification or waiver would have a material adverse effect on the value thereof as Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Notes Amendment Documents in any material respect, and from time to time, upon request from any Grantor, Agent shall deliver to such Grantor suitable proxies so that such Grantor may cast such votes, consents, ratifications and waivers.

(b) The Secured Parties agree that each Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor.

8. Covenants. Each Grantor covenants as follows:

(a) No Grantor will, without providing at least 30 days’ prior written notice to Agent, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Grantors will, prior to any change described in the preceding sentence, take all actions reasonably requested by Agent to maintain the perfection and priority of Agent’s Lien in the Collateral.

(b) Grantors will keep the Collateral, to the extent not delivered to Agent pursuant to Section 4, at those locations listed on Schedule 3 attached hereto and no Grantor will remove the Collateral from such locations without providing at least 10 days’ prior written notice to Agent except for (a) vehicles and equipment out for repair or in service in the field, (b) inventory in transit in the ordinary course of business, and (c) Collateral that has been replaced, used and otherwise consumed in the ordinary course of business.

(c) Grantors will, at their sole cost and expense, defend title to the Collateral and the First Priority Lien of Agent therein against the claim of any person claiming against or through Grantors and shall maintain and preserve such perfected First Priority Lien for so long as this Agreement shall remain in effect.

(d) Grantors will not grant, create, permit or suffer to exist any Lien, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except for Permitted Liens.

(e) Grantors will not sell, lease, or otherwise dispose of any of the Collateral except for in the ordinary course of business or as otherwise permitted by the Notes Amendment Documents.

(f) Grantors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Grantors will permit Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(g) Grantors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(h) Grantors will continue to operate their business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9. Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints Agent as the Grantors’ attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of each Grantor or otherwise, from time to time during the continuance of an Event of Default in Agent’s discretion to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but Agent shall not be obligated to and shall have no liability to any Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

10. Agent May Perform. If any Grantor fails to perform any obligation contained in this Agreement, Agent may itself perform, or cause performance of, such obligation, and the expenses of Agent or any other Secured Party incurred in connection therewith shall be jointly and severally payable by the Grantors; provided that Agent or any other Secured Party shall not be required to perform or discharge any obligation of any Grantor.

11. Reasonable Care. Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Agent, on behalf of the Secured Parties, of any of the rights and remedies hereunder, shall relieve any Grantor from the performance of any obligation on such Grantor’s part to be performed or observed in respect of any of the Collateral.

12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Agent, without any other notice to or demand upon any Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to applicable Grantor at its notice address as provided in Section 19 hereof 10 days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Agent may sell such Collateral on such terms and to such purchaser(s) as Agent, on behalf of the Secured Parties, in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Agent or any other Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Agent or any other Secured Party arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Agent or any other Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. None of Agent, any other Secured Party or any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b) All rights of each Grantor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 7(b), shall immediately cease, and all such rights shall thereupon become vested in Agent, on behalf of the Secured Parties, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c) Any cash held by Agent as Collateral and all cash Proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Agent to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order set forth in the Transaction Documents. Any surplus of such cash or cash Proceeds held by Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus. The Grantors shall remain jointly and severally liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Agent or any other Secured Party to collect such deficiency.

(d) If Agent shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, each Grantor agrees that, upon request of Agent, each such Grantor will, at its own expense, be jointly and severally liable to do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

13. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (a) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to decline to provide credit to any potential purchaser of the Collateral in connection with Agent’s disposition of the Collateral, (k) to disclaim disposition warranties, (l) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent would satisfy Agent’s duties under the UCC in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed to fail to satisfy such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

14. No Waiver and Cumulative Remedies. Agent or any other Secured Party shall not by any act (except by a written instrument pursuant to Section 18), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

15. Security Interest Absolute. All rights of Agent, the other Secured Parties and Liens hereunder, and all Secured Obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Notes Amendment Documents, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, each or any Grantor against the Secured Parties; or (g) any other circumstance (including any statute of limitations) or manner of administering the Amended Notes or any existence of or reliance on any representation by Secured Parties that might vary the risk of each or any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, such Grantor or any other grantor, guarantor or surety.

16. Continuing Security Interest; Further Actions. This Agreement creates a continuing First Priority Lien in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns, and (c) inure to the benefit of Secured Parties and their successors, transferees and assigns; provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without Agent’s prior written consent.

17. Termination; Release. On the date on which all Principal, accrued Interest, and other amounts at any time owed on the Notes Amendment Documents have been paid in full, this Agreement will terminate automatically without any delivery of any instrument or performance of any act by any party, except that provisions that by their terms survive the termination of the Notes Amendment Documents will so survive. Upon such termination, Agent will, at the request and expense of the Grantors, (a) duly assign, transfer and deliver to or at the direction of the Grantors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Agent, together with any monies at the time held by Agent hereunder, and (b) execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantors therefrom shall be effective unless the same shall be in writing and signed by Agent and the Grantors, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

19. Notices. All notices, requests and demands to or upon any party hereto shall be given in the manner and become effective as stipulated in the Amendment Agreement. Regardless of the manner in which notice is provided, notices may be sent to Agent at the Agent’s notice information set forth in the signature pages hereof and to each Grantor at each Grantor’s notice information set forth in the signature pages hereof or to such other address or telephone number as any party may give to the other for such purpose in accordance with this paragraph.

20. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

21. Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Notes Amendment Documents constitute the entire contract among the parties with respect to the subject matter of the Notes Amendment Documents and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

22. Governing Law; Jurisdiction; Etc.

(a) The laws of the State of New York will govern this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby.

(b) Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Secured Parties in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of New York sitting in the city of New York, borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(c) Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court referred to in Section 22(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Grantor irrevocably consents to the service of process in the manner provided for notices in Section 19 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

23. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES AMENDMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

24.  Inconsistency with Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control.

[signature page to follow]

The parties have executed this Security Agreement as of the date set forth in the introductory paragraph.

AGENT:

CORTLAND PRODUCTS CORP., as Agent

By:	/s/ Matthew Trybula
Print Name:	Matthew Trybula
Title:	Associate Counsel

225 W Washington Street, 9th Floor

Chicago, IL 60606

GRANTORS:

PACIFIC ETHANOL WEST, LLC

By:	/s/ Neil M. Koehler
Print Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

PE OP CO.

By:	/s/ Neil M. Koehler
Print Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

c/o Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, California 95814

Signature Page to Security Agreement (Western Assets)

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

Schedule 1 to Security Agreement

SCHEDULE 2

DEPOSIT ACCOUNT

Depository Bank	Account Holder	Account Number	Account Name
Bank of America	Pacific Ethanol West, LLC	325000563581	Pacific Ethanol West LLC

Schedule 2 to Security Agreement

SCHEDULE 3

COLLATERAL LOCATIONS

400 Capitol Mall, Suite 2060, Sacramento, California 95814

Schedule 3 to Security Agreement